Exhibit 99.1

PRIVATE AND CONFIDENTIAL

23 May 2016

Ms Barbara Duncan

62 Lakeshore Drive

Eastchester

New York NY 10719

USA

Dear Barbara

Letter of appointment

The board of directors (“Board”) of Adaptimmune Therapeutics plc (“Company”) is pleased that you have agreed to join the Board as a non-executive director and to serve as a member of the Board’s Audit Committee with effect from 23 June 2016.

The terms of this letter will apply with effect from 23 June 2016. You will be based in, and perform your role as a non-executive, independent director and as a member of the Board’s Audit Committee from 62 Lakeshore Drive, Eastchester, New York NY 10719.

This letter sets out the main terms of your appointment. If you need any more information, please let me know.

By accepting this appointment, you agree that this letter is a contract for services and is not a contract of employment and you confirm that you are not subject to any restrictions which prevent you from holding office as a director.

1.                                      APPOINTMENT

1.1                               Subject to the remaining provisions of this letter, your appointment shall continue until terminated by either party giving to the other three months’ prior written notice.

1.2                               Your appointment is subject to the Company’s articles of association that were adopted with effect from 6 May 2015 (as amended from time to time) (“Articles”) (a copy of the Articles has been supplied to you). Nothing in this letter shall be taken to exclude or vary the terms of the Articles as they apply to you as a director of the Company.

1.3                               You may be required to serve on one or more Board committees, in addition to the Audit Committee, and you will be provided with the relevant terms of reference for your appointment to such committee(s). You may also be asked to serve as a non-executive director on the board of any of the Company’s subsidiaries or joint ventures. Any such appointment will be covered in a separate communication.

1.4                               Notwithstanding paragraph 1.1 to paragraph 1.3, your appointment is subject to the satisfactory performance of your role as a non-executive director of the Board and as a member of the Audit Committee, and any relevant statutory provisions relating to removal of a director. Your appointment is also subject to your being re-elected at forthcoming annual general meetings in accordance with the Articles. Further, the Company may terminate your appointment with immediate effect if you have:

Adaptimmune Therapeutics plc, 101 Park Drive, Milton Park, Abingdon, Oxfordshire OX14 4RY, United Kingdom

T: +44 (0)1235 430000   www.adaptimmune.com   Registered in England no: 09338148

1.4.1                                             committed a material breach of your obligations under this letter;

1.4.2                                             committed any serious or repeated breach or non-observance of your obligations to the Company (which include an obligation not to breach your statutory, fiduciary or common-law duties);

1.4.3                                             been guilty of any fraud or dishonesty or acted in any manner which, in the Company’s opinion, brings or is likely to bring you or the Company into disrepute or is materially adverse to the Company’s interests (including a breach of paragraph 7.4.3);

1.4.4                                             been convicted of an arrestable criminal offence other than a road traffic offence for which a fine or non-custodial penalty is imposed (including if you are convicted of the criminal offence of insider dealing under the Criminal Justice Act 1993 or any similar conviction in the United States);

1.4.5                                             been declared bankrupt or have made an arrangement with or for the benefit of your creditors, or if you have a county court administration order made against you under the County Court Act 1984, or if you are the subject of insolvency or similar proceedings in the United States, whether in a state or federal court, or any other jurisdiction; or

1.4.6                                             been disqualified from acting as a director.

1.5                               On termination of your appointment, you shall, at the Company’s request, resign from your office as a director of the Company and any offices you hold in any member of the Company’s group of companies (a “Group Company”) and from all trusteeships held by you of any pension scheme or other trusts established by any Group Company. Should you fail to do so, you irrevocably appoint any member of the Board as your attorney in your name and on your behalf to sign any documents and take such other steps as are necessary to give effect to those resignations.

1.6                               If matters arise which cause you concern about your role, you should discuss these matters with the chairman.

2.                                      TIME COMMITMENT

2.1                               You will be expected to devote such time as is necessary for the proper performance of your duties. Overall we anticipate that you will spend a minimum of 15 days a year on work for the Company.

(a)                                 Board role. This will include attendance at Board meetings and Board away days. In addition, you will be required to consider all relevant papers before each meeting. Unless urgent and unavoidable circumstances prevent you from doing so, it is expected that you will attend the meetings outlined in this paragraph.

(b)                                 Audit Committee duties. You will be expected to devote whatever time is required for the adequate discharge of your responsibilities as a member of the Audit Committee.

(c)                                  Shareholder meetings. You should endeavour to attend general meetings of shareholders of the Company when requested to do so by the chairman and unless otherwise arranged with the chairman.

2.2                               The nature of the role makes it impossible to be specific about the maximum time commitment. You may be required to devote additional time to the Company in respect of preparation time for meetings and ad hoc matters that may arise and particularly when the Company is undergoing a period of increased activity. At certain times it may be necessary to convene additional Board, committee or shareholder meetings.

2.3                               By accepting this appointment, you confirm that, taking into account all of your other commitments, you are able to allocate sufficient time to the Company to discharge your responsibilities effectively. You should obtain the agreement of the chairman before accepting additional commitments that might affect the time you are able to devote to your role as a non-executive director of the Company.

3.                                      ROLE AND DUTIES

3.1                               The Board as a whole is collectively responsible for the success of the Company. The Board’s role is to:

3.1.1                                             provide entrepreneurial leadership of the Company within a framework of prudent and effective controls which enable risk to be assessed and managed;

3.1.2                                             set the Company’s strategic aims, ensure that the necessary financial and human resources are in place for the Company to meet its objectives, and review management performance; and

3.1.3                                             set the Company’s values and standards and ensure that its obligations to its shareholders and others are understood and met.

3.2                               As a non-executive director, you shall have the same general legal responsibilities to the Company as any other director. You are expected to perform your duties (whether statutory, fiduciary or common law) faithfully, diligently and to a standard commensurate with the functions of your role and your knowledge, skills and experience.

3.3                               You shall exercise your powers in your role as a non-executive director having regard to relevant obligations under prevailing law and regulation, including the Companies Act 2006 and the relevant rules and requirements of the US Securities and Exchange Commission and of Nasdaq.

3.4                               You shall have particular regard to the general duties of directors in Part 10 of the Companies Act 2006, including the duty to promote the success of the Company under which all directors must act in the way they consider, in good faith, would be most likely to promote the success of the Company for the benefit of its members as a whole. In doing so, as a director, you must have regard (among other matters) to:

3.4.1                                             the likely consequences of any decision in the long term;

3.4.2                                             the interests of the Company’s employees;

3.4.3                                             the need to foster the Company’s business relationships with suppliers, customers and others;

3.4.4                                             the impact of the Company’s operations on the community and the environment;

3.4.4                                             the desirability of the Company maintaining a reputation for high standards of business conduct; and

3.4.5                                             the need to act fairly as between the members of the Company.

3.5                               In your role as a director, you shall also be required to:

3.5.1                                             constructively challenge and help develop proposals on strategy;

3.5.2                                             scrutinise the performance of management in meeting agreed goals and objectives and monitor the reporting of performance;

3.5.3                                             satisfy yourself on the integrity of financial information and that financial controls and systems of risk management are robust and defensible;

3.5.4                                             be responsible for determining appropriate levels of remuneration of executive officers and directors and have a prime role in appointing and, where necessary, removing senior management and in succession planning;

3.5.5                                             devote time to developing and refreshing your knowledge and skills;

3.5.6                                             uphold high standards of integrity and probity and support the chairman, directors and senior management in instilling the appropriate culture, values and behaviours in the boardroom and beyond;

3.5.7                                             insist on receiving high-quality information sufficiently in advance of Board meetings;

3.5.8                                             take into account the views of shareholders and other stakeholders where appropriate;

3.5.9                                             make sufficient time available to discharge your responsibilities effectively;

3.5.10                                      exercise relevant powers under, and abide by, the Articles;

3.5.11                                      disclose the nature and extent of any direct or indirect interest you may have in any matter being considered at a Board or committee meeting and, except as permitted under the Articles you will not vote on any resolution of the Board, or of one of its committees, on any matter where you have any direct or indirect interest;

3.5.12                                      immediately report your own wrongdoing or the wrongdoing or proposed wrongdoing of any employee or other director of the Company of which you become aware to the chairman;

3.5.13                                      exercise your powers as a director in accordance with the Company’s policies and procedures and the Bribery Act 2010, the US Foreign and Corrupt Practices Act 1977 and any other applicable bribery or corruption legislation; and

3.5.14                                      not do anything that would cause you to be disqualified from acting as a director.

3.6                               Unless the Board specifically authorises you to do so, you shall not enter into any legal or other commitment or contract on behalf of the Company.

3.7                               You shall be entitled to request all relevant information about the Company’s affairs as is reasonably necessary to enable you to discharge your responsibilities as a non-executive director.

4.                                      FEES, EXPENSES AND SHARE OPTIONS

4.1                               Subject to paragraph 4.2, you will be entitled to a fee of $42,500 per annum (“Annual Fee”) with effect from 23 June 2016, payable quarterly in arrears, for acting as a non-executive director and as a member of the Audit Committee. The Annual Fee will be reviewed on an annual basis and any revised annual fee (“Revised Annual Fee”) will be determined by the directors. Any payment of fees will be subject to the deduction of applicable taxes and social security payments.

4.2                               You may make an election, on an annual basis, to be awarded options to acquire ordinary shares of £0.001 each in the capital of the Company (“Share Options”) of an equivalent value (as determined by the directors) to the Annual Fee or the Revised Annual Fee, as the case may be, and in lieu of the Annual Fee or the Revised Annual Fee.

You acknowledge that, in relation to the year commencing 23 June 2016, you have made an election to be awarded Share Options of an equivalent value to the Annual Fee and that the number of Share Options in paragraph 4.5 below includes a number of Share Options of an equivalent value to the Annual Fee and which will be awarded in lieu of the Annual Fee.

4.3                               The Company shall reimburse you for all reasonable and properly documented expenses that you incur in performing the duties of your office, to include travel and accommodation related to your attendance at Board meetings and other meetings necessary for the proper performance of your duties as a non-executive director and as a member of the Audit Committee.

4.4                               On termination of your appointment, you shall only be entitled to such pro-rata amount of the Annual Fee or Revised Annual Fee (where applicable) that is outstanding and payable up to the date of termination, and reimbursement in the normal way of any expenses properly incurred before that date. For the avoidance of doubt, if you have elected to be awarded Share Options in lieu of the Annual Fee or Revised Annual Fee in a year in which your appointment terminates, you will not be entitled to the payment of any Annual Fee or Revised Annual Fee in relation to that year pursuant to this paragraph 4.4.

4.5                               You will be awarded 332,776 Share Options on or around 23 June 2016 (or such other date as the directors may determine), and on condition that you continue to serve as a director and as a member of the Audit Committee at the time of the award of such Share Options. These Share Options will vest as to 25% on the first anniversary of the date they are awarded, and the remaining 75% will vest in monthly instalments over the following two years. Thereafter, annually on or around each 23 June (or such other date as the directors may determine), during your period of appointment, you will be awarded such further number of Share Options as the directors may determine at the time, subject to such vesting provisions as the directors may determine. The exercise price for all Share Options awarded to you will be derived from the trading price of American Depositary Shares representing ordinary shares (“ADSs”) on Nasdaq on or around the date they are awarded, and, where applicable, will be expressed in pounds sterling by translating the relevant ADS price from US dollars into pounds sterling at such translation rate on or around the date of the award of the relevant Share Options as the directors deem appropriate.

Such adjustments as the directors, in their reasonable opinion, consider to be fair and appropriate will be applied to the operation of this paragraph 4.5 in the event of a variation in the share capital of the Company. All Share Options awarded to you will be subject to the terms and conditions of the Company’s 2015 Share Option Scheme (as amended from time to time). If you are a U.S. taxpayer, the exercise price for all Share Options awarded to you and the other terms and conditions of the option grants shall comply with Section 409A of the Internal Revenue Code (of the United States) and the regulations and written guidance promulgated thereunder for options that are intended to be exempt from the application of Section 409A.

5.                                      OUTSIDE INTERESTS

5.1                               You have already disclosed to the Board the significant commitments you have outside of your role in the Company. You must inform the chairman and the company secretary in advance of any changes to these commitments. In certain circumstances, you may have to seek the Board’s agreement before accepting further commitments which either might give rise to a conflict of interest or a conflict with any of your duties to the Company.

5.2                               It is accepted and acknowledged that you have business interests other than those of the Company and have declared any conflicts that are apparent at present. If you become aware of any further potential or actual conflicts of interest, these should be disclosed to the chairman and company secretary as soon as you become aware of them and again you may have to seek the agreement of the Board.

5.3                               During the appointment you agree that you will not, without the prior consent of the Board, directly or indirectly be employed, engaged, concerned or interested in any other business or undertaking or be involved in any activity which the Board reasonably considers may be, or become, harmful to the interests of the Company or any Group Company or which might reasonably be considered to interfere with the performance of your duties as a non-executive director. Notwithstanding the above, this clause shall not prohibit you from holding (directly or through nominees) investments listed on any recognised stock exchange as long as not more than 1 per cent of the issued shares or other securities of any class of any one company shall be so held.

6.                                      CONFIDENTIALITY

6.1                               You acknowledge that all Confidential Information acquired during your appointment should not be released, communicated or disclosed to third parties or used for any reason other than in the interests of the Company, either during your appointment or following termination (by whatever means), without prior clearance from the chairman.

6.2                               In particular, during your appointment (except in the proper performance of your duties) or at any time (without limit) after the termination of the appointment, you agree not to:

6.2.1                                             divulge or communicate to any person, company, business entity or other organisation;

6.2.2                                             use for your own purposes or for any purposes other than those of the Company or any Group Company; or

6.2.3                                             through any failure to exercise due care and diligence, permit or cause any unauthorised disclosure of;

any Confidential Information, provided that these restrictions shall cease to apply to any information which shall become available to the public generally (otherwise than through an unauthorised disclosure by you or any other person on your behalf).

6.3                               For the purposes of this appointment, “Confidential Information” shall mean, in relation to the Company or any Group Company:

6.3.1                                             trade secrets;

6.3.2                                             information relating to research activities, inventions, discoveries, secret processes, designs, know how, technical specifications and processes, formulae, intellectual property rights, computer software, product lines and any other technical information relating to the creation, production or supply of any past, present or future product or service;

6.3.3                                             any inventions or improvements which you may make or discover during your appointment;

6.3.4                                             any information relating to the business or prospective business;

6.3.5                                             details of suppliers, their services and their terms of business;

6.3.6                                             details of customers and their requirements, the prices charged to them and their terms of business;

6.3.7                                             pitching material, marketing plans and sales forecasts of any past, present or future products or services;

6.3.8                                             information relating to the business, corporate plans, management systems, accounts, finances and other financial information, results and forecasts (save to the extent that these are included in published audited accounts);

6.3.9                                             proposals relating to the acquisition or disposal of a company or business or any part thereof;

6.3.10                                      proposals for expansion or contraction of activities, or any other proposals relating to the future;

6.3.11                                      details of employees and officers and of the remuneration and other benefits paid to them;

6.3.12                                      information given in confidence by clients, customers, suppliers or any other person;

6.3.13                                      any other information which you are notified is confidential; and

6.3.14                                      any other information which the Company (or relevant Group Company) could reasonably be expected to regard as confidential, whether or not such information is reduced to a tangible form or marked in writing as “confidential”, including but not limited to, information which is commercially sensitive, which comes into your possession by virtue of your appointment and which is not in the public domain and all information which has been or may be derived or obtained from any such information.

For the avoidance of doubt, these restrictions shall not apply to any information which shall become available to the public generally (otherwise than through an unauthorised disclosure by you or any other person on your behalf).

6.4                               Furthermore, you acknowledge that all notes, memoranda, records, lists of customers and suppliers and employees, correspondence, documents, computer and other discs and tapes, data listings, databases, codes, designs and drawings and any other documents and material whatsoever (whether made or created by you or otherwise) relating to the business of the Company and any Group Company (and any copies of the same) or which is created or stored on the Company’s or your equipment and/or systems:

6.4.1                                             shall be and remain the property of the Company or the relevant Group Company; and

6.4.2                                             shall be handed over to the Company or the relevant Group Company on demand and in any event on the termination of your appointment.

6.5                               You acknowledge the need to hold and retain Company information (in whatever format you may receive it) under appropriately secure conditions.

6.6                               Nothing in this paragraph 6 shall prevent you from disclosing information which you are entitled to disclose under the Public Interest Disclosure Act 1998, provided that the disclosure is made in accordance with the provisions of that Act.

7.                                      COMPLIANCE

7.1                               You acknowledge the need to have regard to the requirements under both law and regulation as to the disclosure of inside information, in particular to section 52 of the Criminal Justice Act 1993 on insider dealing. You should avoid making any statements that might risk a breach of these requirements. If in doubt, please contact the company secretary.

7.2                                     During your period of appointment, you are required to comply with and procure, so far as you are able, that your spouse or civil partner and dependent children (if any) or any trust in which you or your spouse or civil partner or dependent children may be concerned or interested as a trustee or beneficiary, comply with any code of conduct relating to securities transactions by directors and senior employees adopted by the Company or any Group Company from time to time.

7.3                                     During your period of appointment, you are required to promptly give the Company such information as the Company or any Group Company may require to enable it to comply with its legal and regulatory obligations whether to any securities or investment exchange or regulatory or governmental body to which any Group Company is, from time to time, subject (including Nasdaq) or howsoever arising.

7.4                                     During your period of appointment, you are required to comply with:

7.4.1                                       the Articles;

7.4.2                                       all applicable internal codes, policies and procedures adopted by the Company from time to time; and

7.4.3                                       the rules of any securities or investment exchange or regulatory or governmental body to which the Company is subject from time to time (including the US Securities and Exchange Commission, Nasdaq and the City Code on Takeovers and Mergers).

8.                                      INSURANCE

The Company has directors’ and officers’ liability insurance and it intends to maintain such cover, at its expense, for the full term of your appointment subject to the provisions governing that insurance and on such terms as the Board may from time to time decide. The indemnity limit will be advised to you from time to time. A copy of the policy document is available from the company secretary.

9.                                      CHANGES TO PERSONAL DETAILS

You shall advise the company secretary promptly of any change in your address or other personal contact details.

10.                               RETURN OF PROPERTY

On termination of your appointment with the Company however arising, or at any time at the Board’s request, you shall immediately return to the Company all documents, records, papers or other property belonging to the Company or any company in the Company’s group which may be in your possession or under your control, and which relate in any way to the Company’s or a Group Company’s business affairs and you shall not retain (nor allow anyone on your behalf to retain) any copies thereof.

11.                               INVENTIONS AND INTELLECTUAL PROPERTY RIGHTS

11.1                        For the purposes of this paragraph 11 the following definitions apply:

11.1.1                                      “Appointment Inventions” means any Invention which is made wholly or partially by you at any time during the course of your duties to the Company (whether or not using Company premises or resources, and whether or not recorded in material form).

11.1.2                                      “Appointment IPRs” means Intellectual Property Rights created by you in the course of your appointment with the Company (whether or not using Company premises or resources).

11.1.3                                      “Invention” means any invention, idea, discovery, development, improvement or innovation, whether or not patentable or capable of registration, and whether or not recorded in any medium.

11.2                        You acknowledge that all Appointment IPRs, Appointment Inventions and all materials embodying them shall belong to the Company to the fullest extent permitted by law and hereby assign, (and to the extent not capable of immediate or prospective assignment, agrees to assign) all such Appointment IPRs and Appointment Inventions to the Company.

11.3                        You acknowledge that, because of the nature of your duties and responsibilities as a non-executive director, you have and shall have at all times while you are engaged by the Company, a special obligation to further the interests of the Company.

11.4                        To the extent that title in any Appointment IPRs or Appointment Inventions do not belong the Company by virtue of paragraph 11, you agree, immediately upon creation of such rights and inventions, to offer to the Company in writing a right of first refusal to acquire them on arm’s length terms to be agreed between the parties. If the parties cannot agree on such terms within 30 days of the Company receiving the offer, the Company shall refer the dispute to a mutually acceptable independent expert (or, if agreement is not reached within five Business Days of either party giving notice to the other that it wishes to refer a matter to an independent expert, such independent expert as may be nominated by an appropriate authority, which the parties shall seek in good faith to agree) (the “Expert”). In relation to matters referred to the Expert:

11.4.1                                      the parties are entitled to make submissions to the Expert and will provide (or procure that others provide) the Expert with all such assistance and documents as the Expert may reasonably require for the purpose of reaching a decision. Each party shall with reasonable promptness supply each other with all information and give each other access to all documentation and personnel as the other party reasonably requires to make a submission under this clause;

11.4.2                                      the parties agree that the Expert may in its reasonable discretion determine such other procedures to assist with the conduct of the determination as it considers appropriate;

11.4.3                                      the Expert shall act as an expert and not as an arbitrator. The Expert’s decision shall be final and binding on the parties in the absence of fraud or manifest error; and

11.4.4                                      the Expert’s fees and any costs properly incurred by him in arriving at his determination (including any fees and costs of any advisers appointed by the Independent Expert) shall be borne by the parties in equal shares or in such proportions as the Independent Expert shall direct.

You agree that the provisions of this paragraph 11 shall apply to all Appointment IPRs and Appointment Inventions offered to the Company under this paragraph 11 until such time as the Company has agreed in writing that you may offer them for sale to a third party.

11.5                        You agree:

11.5.1                                      to give the Company full written details of all Appointment Inventions and Appointment IPRs which relate to or are capable of being used in the business of the Company or any Group Company promptly on their creation;

11.5.2                                      at the Company’s request and in any event on the termination of your appointment to give to the Company all originals and copies of correspondence, documents, papers and records on all media which record or relate to any of the Appointment IPRs;

11.5.3                                      not to attempt to register any Appointment IPR nor patent any Appointment Invention unless requested to do so by the Company; and

11.5.4                                      to keep confidential each Appointment Invention and Appointment IPR unless the Company has consented in writing to its disclosure by you.

11.6                        You waive all your present and future moral rights which arise under sections 77 and 80 of the Copyright Designs and Patents Act 1988, and all similar rights in other jurisdictions relating to any copyright work which forms part of the Appointment IPRs, and agree not to support, maintain nor permit any claim for infringement of moral rights in such copyright works.

11.7                        You acknowledge that, except as provided by law, no further remuneration or compensation other than that provided for in this letter is or may become due to you in respect of your compliance with this paragraph 11. This is without prejudice to your rights under the Patents Act 1977.

11.8                        You undertake to execute all documents and do all acts both during and after your engagement as a non-executive director (or any other position within the Company) as may, in the opinion of the Board, be necessary or desirable to vest the Appointment IPRs in the Company, to register them in the name of the Company and to protect and maintain the Appointment IPRs and the Appointment Inventions. Such documents may, at the Company’s request, include waivers of all and any statutory moral rights relating to any copyright works which form part of the Appointment IPRs. The Company agrees to reimburse your reasonable expenses of complying with this paragraph 11.

11.9                        You agree to give all assistance reasonably requested by the Company to enable it to enforce its Intellectual Property Rights against third parties, to defend claims for infringement of third party Intellectual Property Rights and to apply for registration of Intellectual Property Rights, where appropriate throughout the world, and for the full term of those rights.

11.10                 You hereby irrevocably appoint the Chief Executive Officer of the Company (from time to time) to be your attorney to execute and do any such instrument or thing and generally to use his name for the purpose of giving the Company or its nominee the benefit of this paragraph 11. You acknowledge in favour of a third party that a certificate in writing signed by any director or the company secretary of the Company that any instrument or act falls within the authority conferred by this paragraph 11 shall be conclusive evidence that such is the case.

12.                               DATA PROTECTION

12.1                        By signing this letter you consent to the Company holding and processing data about you for legal, personnel, administrative and management purposes and in particular to the processing of any sensitive personal data (as defined in the Data Protection Act 1998) relating to you including, as appropriate:

12.1.1                                      information about your physical or mental health or condition in order to take decisions as to your fitness to perform your duties; or

12.1.2                                      your racial or ethnic origin or religious or similar beliefs in order to monitor compliance with equal opportunities legislation; or

12.1.3                                      information relating to any criminal proceedings in which you have been involved for insurance purposes and in order to comply with legal requirements and obligations to third parties.

12.2                        You consent to the Company making such information available to any of its Group Companies, those who provide products or services to the Company or any company in the Company’s group (such as advisers and payroll administrators), regulatory authorities, potential or future employers, governmental or quasi-governmental organisations and potential purchasers of the Company or any Group Company.

12.3                        You also consent to the transfer of such information to the Company’s or any Group Company’s business contacts outside the European Economic Area in order to further their business interests even where the country or territory in question does not maintain adequate data protection standards.

12.4                        You shall comply with the Company’s data protection policy.

12.5                        The Company may change its data protection policy at any time and will notify you in writing of any changes.

13.                               THIRD PARTY RIGHTS

No one other than you and the Company shall have any rights to enforce the terms of this letter.

14.                               ENTIRE AGREEMENT

14.1                        This letter and any document referred to in it constitutes the entire terms and conditions of your appointment and supersedes and extinguishes all previous agreements, promises, assurances, warranties, representations and understandings between you and the Company, whether written or oral, relating to its subject matter.

14.2                        You agree that you shall have no remedies in respect of any representation, assurance or warranty (whether made innocently or negligently) that is not set out in this letter and you shall not have any claim for innocent or negligent misrepresentation based on any statement in this letter.

15.                               VARIATION

No variation of this letter shall be effective unless it is in writing and signed by you and the Company (or respective authorised representatives).

16.                               GOVERNING LAW AND JURISDICTION

Your appointment with the Company and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales and you and the Company irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this appointment or its subject matter or formation (including non-contractual disputes or claims).

Please indicate your acceptance of these terms by signing and returning the attached copy of this letter to me.

Yours sincerely

/s/ Jonathan Knowles

Dr Jonathan Knowles

Chairman

For and on behalf of Adaptimmune Therapeutics plc

I confirm and agree to the terms of my appointment as a non-executive director and as a member of the Audit Committee of Adaptimmune Therapeutics plc as set out in this letter.

SIGNED as a deed by Barbara Duncan	)	/s/ Barbara Duncan
in the presence of:

Witness’s signature:	/s/ D. Somary

Witness’s name:
(in capitals):	Daniela Somary

Witness’s address:	358A Forrest St.
Jersey City, NJ 07304